UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2015

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2015, Xcerra Corporation (the “Company”) and its two wholly-owned subsidiaries, Everett Charles Technologies, LLC, a Delaware limited liability company (“Everett Charles”), and Multitest Electronic Systems, Inc., a Delaware corporation (“Multitest”, and together with the Company and Everett Charles, the “Selling Parties”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with FastPrint Hong Kong Co. Ltd., a private company limited by shares formed in Hong Kong (“FastPrint HK”), Fastprint Technology (U.S.) LLC, a Delaware limited liability company (“FastPrint LLC”), and FastTest Technology, Inc., a Delaware corporation (“Buyer”, and together with FastPrint HK and FastPrint LLC, the “Buying Parties”).

Capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The following constitutes a summary of certain provisions of the Purchase Agreement, which does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Pursuant to the Purchase Agreement, and contingent upon the occurrence of certain conditions to closing as more particularly set forth in the Purchase Agreement, the Selling Parties together with certain of their foreign Affiliates will sell and transfer to Buyer or certain of its Designated Purchasers all assets of the Selling Parties held for use in or primarily related to the business of the Selling Parties consisting of the research and development, design, fabrication, assembly, marketing, distribution, sale, support, maintenance and repair of printed circuit boards, and the provision of services and activities related thereto (the “Assets”), known as the Company’s “Harbor Electronics Business”. The Assets shall specifically exclude all assets of the Company related to its business of the design, layout, marketing, distribution, sale, support, maintenance and repair of printed circuit device under test load boards by the Company’s semiconductor test solutions group in connection with the sale of capital equipment by the Company or its Affiliates for the semiconductor automated test equipment industry. The Assets shall also specifically exclude those “Excluded Assets”, as defined in Section 11.17 of the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, the Buying Parties shall assume and agree to pay, perform and discharge specified liabilities of the Selling Parties, as more particularly set forth in Section 1.1(b) therein.

In consideration for the sale of the Assets, Buyer will pay to the Company in cash the sum Twenty Three Million Dollars ($23,000,000), plus amounts consisting of the accrued and unpaid vacation of certain U.S. employees transferring to Buyer (as defined in the Purchase Agreement, the “Accrued U.S. Compensation Amount” and, together with the Assumed Liabilities, collectively, the “Purchase Price”), of which Twenty Million Seven Hundred Thousand Dollars ($20,700,000), plus the Accrued U.S. Compensation Amount, plus certain Prepaid Amounts (as defined in the Purchase Agreement) will be paid to the Company or its designee(s) at the Closing; provided, however, that Two Million Three Hundred Thousand Dollars ($2,300,000) of the Purchase Price shall be withheld and payable by Buyer on the first anniversary of the Closing subject to claims for indemnification by Buyer, if any, prior to that time.

The Purchase Agreement contains standard and customary representations, warranties, covenants and indemnification provisions, including indemnification by the Company with respect to claims related to actions taken or events occurring prior to the Closing. The Purchase Agreement may be terminated at any time prior to the Closing by mutual agreement of the Selling Parties and the Buying Parties, or by either the Company or FastPrint HK if (a) the Closing shall not have occurred prior to November 30, 2015, or (b) if a Governmental Entity has issued an Order or taken any other action prohibiting the consummation of the transactions contemplated by the Purchase Agreement. The Purchase Agreement also may be terminated by the non-breaching party if any party has materially breached, or caused the material breach of any representation, warranty, covenant, obligation or agreement in a manner that would reasonably be expected to cause the conditions to Closing not to be satisfied.

The Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about the Buying Parties or the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this presentation about future expectations, plans and prospects for the Company, including statements regarding the consummation of the sale of the Company’s Interface Board Business, and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “should,” “intends,” “estimates,” “seeks” or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including obtaining the requisite governmental and contractual consents to the transaction, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

Item 7.01	Regulation FD Disclosure

On September 9, 2015, the Company announced its agreement to sell its semiconductor test interface board business based in Santa Clara, California to Fastprint Hong Kong Co., Ltd. A copy of the press release issued by the Company announcing entry into a definitive Asset Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

10.1	Asset Purchase Agreement, dated as of September 8, 2015, by and among Xcerra Corporation, Everett Charles Technologies, LLC, Multitest Electronic Systems, Inc., FastPrint Hong Kong Co. Ltd., Fastprint Technology (U.S.) LLC, and FastTest Technology, Inc. The schedules to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

99.1	Press Release of Xcerra Corporation dated September 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcerra Corporation

Date: September 9, 2015	By:	/s/ MARK J. GALLENBERGER
Mark J. Gallenberger
Senior Vice President, Chief Operating Officer,
Chief Financial Officer